UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2014

Primco Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54930	27-3696297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Elliott Ave., Suite 200, Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

(206) 455-2940

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On September 26, 2014, the registrant issued 474,444,444 shares of common stock to Redwood Fund II, LLC (“Redwood”), in full satisfaction of its obligations under the $500,000 8% Convertible Debenture Due 1/29/14, dated April 29, 2013, and Settlement Agreement, dated June 13, 2014, with Redwood.

On September 26, 2014, the registrant issued 100,154,110 shares of common stock to SFH Capital, LLC (“SFH”), in full satisfaction of its remaining obligations under, and SFH’s election to convert a portion of, the Primco Management, Inc. Five Percent (5%) Convertible Note Dated as of February 13, 2014, held by SFH.

On September 29, 2014, the registrant issued 209,583,076 shares of common stock to Southridge Partners II, LP (“Southridge”), in full satisfaction of its obligations under the Promissory Note in the amount of $100,000, dated September 30, 2013, the subsequent Convertible Note in the amount of $35,000, dated November 20, 2013, and the Confidential Settlement Agreement and Mutual Release, dated June 18, 2014, with Southridge.

On September 29, 2014, the registrant issued 29,917,800 shares of common stock to LG Capital Funding, LLC (“LG”), in partial satisfaction of its obligations under, and LG’s election to convert a portion of, the Primco Management, Inc. 8% Convertible Redeemable Note Due February 20, 2015 in the amount of $50,000, dated February 20, 2014, held by LG.

On September 29, 2014, the registrant issued 153,571,429 shares of common stock to Left Coast Pictures, Inc. (“LCP”), in full satisfaction of its obligations pursuant to an executed Share Purchase Agreement dated February 27, 2014, whereby LCP paid $107,500 cash to the registrant.

On September 29, 2014, the registrant issued 47,272,700 shares of common stock to Sherry Harden, in full satisfaction of its obligations pursuant to an executed Share Purchase Agreement dated March 14, 2014, whereby Sherry Harden paid $26,000 cash to the registrant.

On September 29, 2014, the registrant issued 28,571,429 shares of common stock to Left Coast Pictures, Inc. (“LCP”), in full satisfaction of its obligations pursuant to an executed Share Purchase Agreement dated March 19, 2014, whereby LCP paid $20,000 cash to the registrant.

On September 29, 2014, the registrant issued 81,166,666 shares of common stock to Left Coast Pictures, Inc. (“LCP”), in full satisfaction of its obligations pursuant to an executed Share Purchase Agreement dated March 24, 2014, whereby LCP paid $60,875 cash to the registrant.

On October 2, 2014, the registrant issued 151,677,397 shares of common stock to WHC Capital, LLC (“WHC”), in partial satisfaction of its obligations under its convertible notes with WHC in the amount of $50,000 on June 27, 2013, in the amount of $100,000 on August 8, 2013, in the amount of $100,000 on September 8, 2013, in the amount of $50,000 on October 22, 2013, in the amount of $50,000 on November 30, 2013, and in the amount $50,000 on December 27, 2013; as well its settlement letter agreement with WHC dated May 12, 2014. The registrant has made the required settlement cash payments of $150,000 to WHC, but is still obligated to issue a fixed number of additional shares, 128,322,603 shares, to WHC in full satisfaction of its obligations to WHC under the above-described agreements.

The securities issued above were issued pursuant to exemptions from registration requirements relying on Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMCO MANAGEMENT INC.

Date: October 9, 2014	By:	/s/ David Michery
David Michery
Chief Executive Officer

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